EX-99.g.1.a

AMENDMENT NO. 1, DATED NOVEMBER 12, 2009,
TO THE CUSTODY AGREEMENT DATED MARCH 18, 2009 BY AND BETWEEN THE BANK OF NEW YORK MELLON (“BNY Mellon”) AND EACH SERIES OF THE EGA EMERGING GLOBAL SHARES TRUST LISTED ON SCHEDULE II TO THE AGREEMENT (THE “FUNDS”)

WHEREAS, the parties wish to amend the Custody Agreement:

NOW THEREFORE, the Funds and BNY Mellon hereby agree to amend the Custody Agreement as follows:

Schedule II to the Agreement is replaced with the attached Amended and Restated Schedule II

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

EGA EMERGING GLOBAL SHARES TRUST,
ON BEHALF OF EACH FUND LISTED ON
SCHEDULE II                                                                                      THE BANK OF NEW YORK MELLON

By:           /s/ James J. Valenti                                By:           /s/ Andrew Pfeifer
Name: James J. Valenti                                                                                           Name: Andrew Pfeifer
Title: Secretary                                                                                                        Title: Vice President

Schedule II to Custody Agreement
dated November 12, 2009

Funds	NYSE

Emerging Global Shares Dow Jones Emerging Markets Titans Composite Index Fund	EEG

Emerging Global Shares Dow Jones Emerging Markets Basic Materials Titans Index Fund	EBM

Emerging Global Shares Dow Jones Emerging Markets Metals & Mining Titans Index Fund	EMT

Emerging Global Shares Dow Jones Emerging Markets Consumer Goods Titans Index Fund	ECG

Emerging Global Shares Dow Jones Emerging Markets Consumer Services Titans Index Fund	ECN

Emerging Global Shares Dow Jones Emerging Markets Energy Titans Index Fund	EEO

Emerging Global Shares Dow Jones Emerging Markets Financials Titans Index Fund	EFN

Emerging Global Shares Dow Jones Emerging Markets Health Care Titans Index Fund	EHK

Emerging Global Shares Dow Jones Emerging Markets Industrials Titans Index Fund	EID

Emerging Global Shares Dow Jones Emerging Markets Technology Titans Index Fund	ETX

Emerging Global Shares Dow Jones Emerging Markets Telecom Titans Index Fund	ETS

Emerging Global Shares Dow Jones Emerging Markets Utilities Titans Index Fund	EUT

Emerging Global Shares INDXX India Infrastructure Index Fund	INXX

Emerging Global Shares INDXX China Infrastructure Index Fund	CHXX

Emerging Global Shares INDXX India Mid Cap Index Fund	INMC

Emerging Global Shares INDXX China Mid Cap Index Fund	CHMC

Emerging Global Shares INDXX Brazil Infrastructure Index Fund	BRXX

Emerging Global Shares INDXX Brazil Mid Cap Index Fund	BZMC